Exhibit 99.1

The LGL Group, Inc. Reports Full Year and Q4 2017 Financial Results

ORLANDO, FL, March 21, 2018 – The LGL Group, Inc. (NYSE MKT: LGL) (the “Company” or “LGL”), announced its financial results for the full year and quarter ended December 31, 2017.

Summary of 2017 Full-Year Financial Results:

•	Revenues of $22.4 million, up 7.2% compared to 2016
•	Net income of $0.04 per share compared to a net income of $0.06 per share in 2016
•	Order backlog improved 11.4% to $11.7 million at December 31, 2017 from $10.5 million at December 31, 2016
•	Adjusted EBITDA was $0.36 per share, compared to $0.27 per share for 2016

Summary of Q4 2017 Financial Results:

•	Revenues of $5.7 million, down (2.1%) compared to Q4 2016
•	Net loss of ($0.01) per share compared to a net income of $0.08 per share in Q4 2016
•	Adjusted EBITDA was $0.09 per share, compared to $0.12 per share for Q4 2016

Commenting on the Company’s 2017 results, Executive Chairman and CEO, Michael J. Ferrantino, Sr. stated, “I am very pleased to report to our shareholders our operating subsidiaries more than made up for the shortfall from hurricane Irma and are trending to a new normal. Revenue of $22.4 million, up 7.2% compared to 2016, is particularly significant since our internally developed metrics indicate our market grew by approximately 3%. Net income was $0.04 per share compared to $0.06 per share in 2016, but the decrease is not an operational issue, it is due in part to an increase in tax expense, related to the reversal of a valuation allowance in 2016, and an impairment of a note receivable of $102,000, related to an asset sale in 2013. Our backlog improved 11.4% to $11.7 million at year end up from $ 10.5 million in 2016. This is the metric we pay particular attention to. We strive for a book to bill of greater than one. This new business is attributed to our move to value-added assemblies which are less competitive and that provide engineered solutions to our customers.”

In closing, Mr. Ferrantino added, “We enter 2018 with a seasoned group of associates, our backlog is solid, our new order funnel is growing, and our capacity to handle an increase in business with small capital investment exists, so yes, I believe we are moving to a new normal. Finally, I want to thank all our employees, customers and shareholders for their hard work, commitment to giving us business and standing by us. I am both humbled and grateful for the success of our rights offering completed in the fall, which was oversubscribed and raised net cash of approximately $10.8 million. Although we are continuing to evaluate the best use of your investment, I can report we are being extremely judicious in our pursuit to increase shareholder value.”

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong, Sacramento, California and Austin, Texas.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

James Tivy

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Consolidated Statements of Operations

(Dollars in Thousands, Except Shares and Per Share Amounts)

For the year ended December 31,	2017	2016
		(audited)
REVENUES	$22,402	$20,891
Costs and expenses:
Manufacturing cost of sales	14,661	13,858
Engineering, selling and administrative	7,465	7,194
OPERATING INCOME (LOSS)	276	(161)
Total other (expense) income, net	(57)	144
INCOME (LOSS) BEFORE INCOME TAXES	219	(17)
Income tax (provision ) benefit	(102)	165
NET INCOME	$117	$148

Weighted average number of shares used in basic EPS calculation	2,929,641	2,665,043
Weighted average number of shares used in diluted EPS calculation	3,035,104	2,665,730
BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.04	$0.06

For the quarter ended December 31,	2017	2016
		(audited)
REVENUES	$5,657	$5,776
Costs and expenses:
Manufacturing cost of sales	3,598	3,789
Engineering, selling and administrative	1,936	1,984
OPERATING INCOME	123	3
Total other (expense) income, net	(82)	59
INCOME BEFORE INCOME TAXES	41	62
Income tax (provision ) benefit	(72)	164
NET (LOSS) INCOME	$(31)	$226

Weighted average number of shares used in basic EPS calculation	3,681,118	2,664,123
Weighted average number of shares used in diluted EPS calculation	3,790,812	2,672,549
BASIC AND DILUTED NET (LOSS) INCOME PER COMMON SHARE	$(0.01)	$0.08

THE LGL GROUP, INC.

Consolidated Balance Sheets

(Dollars in Thousands)

	December 31, 2017	December 31, 2016
		(audited)
ASSETS
Cash and cash equivalents	$13,250	$2,778
Marketable securities	3,803	2,770
Accounts receivable, net	3,393	3,504
Inventories, net	3,875	3,638
Prepaid expenses and other current assets	229	200
Total Current Assets	24,550	12,890
Property, plant, and equipment, net	2,179	2,711
Intangible assets, net	552	628
Deferred income taxes, net	173	214
Other assets, net	101	203
Total Assets	$27,555	$16,646
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	2,627	2,755
Total Stockholders' Equity	24,928	13,891
Total Liabilities and Stockholders' Equity	$27,555	$16,646

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income (loss) adjusted to exclude depreciation and amortization expense, interest income (expense), provision (benefit) for income taxes, stock-based compensation expense and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA:

For the period ended December 31, 2017 (in 000's, except shares and per share amounts)	Three Months	Twelve Months
Net income before income taxes	$41	$219
Interest (income) expense	(6)	11
Depreciation and amortization	122	642
Non-cash stock compensation	66	88
Impairment of note receivable	102	102
Gain on sale of marketable securities	—	(21)
Adjusted EBITDA	$325	$1,041
Basic per share information:
Weighted average shares outstanding	3,681,118	2,929,641
Adjusted EBITDA per share	$0.09	$0.36
Diluted per share information:
Weighted average shares outstanding	3,790,812	3,035,104
Adjusted EBITDA per share	$0.09	$0.34

For the period ended December 31, 2016 (in 000's, except shares and per share amounts)	Three Months	Twelve Months
Net income (loss) before income taxes	$62	$(17)
Interest expense	2	22
Depreciation and amortization	185	772
Non-cash stock compensation	71	67
Gain on disposal of assets	—	(110)
Bargain purchase gain	—	(4)
Adjusted EBITDA	$320	$730
Basic per share information:
Weighted average shares outstanding	2,664,123	2,665,043
Adjusted EBITDA per share	$0.12	$0.27
Diluted per share information:
Weighted average shares outstanding	2,672,549	2,665,730
Adjusted EBITDA per share	$0.12	$0.27